Exhibit (a)(1)(G)

NOTICE OF GUARANTEED DELIVERY

TO TENDER SHARES OF

8.00% Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”)

Series D Adjusting Rate Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”)

7.50% Series E Cumulative Convertible Redeemable Preferred Stock (“Series E Preferred Stock”)

10% Series F Cumulative Convertible Redeemable Preferred Stock (“Series F Preferred Stock”)

OF

Thornburg Mortgage, Inc.

Pursuant to its Exchange Offer and Consent Solicitation

Described in the Offering Circular dated July 23, 2008

This form, or a substantially equivalent form, must be used to accept the Exchange Offer (as defined in the Offering Circular) if the certificates for shares of any of the above referenced series of preferred stock (collectively, the “Preferred Stock”), of Thornburg Mortgage, Inc., and any other documents required by the Letter(s) of Transmittal and Consent cannot be delivered to the Exchange Agent by the Expiration Date or if the procedures for book-entry transfer cannot be complete on a timely basis. Such form may be delivered by hand, by facsimile transmission, or mail to the Exchange Agent. See “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting—Guaranteed Delivery Procedures” of the Offering Circular. Capitalized terms used by not defined herein have the meanings ascribed to them in the Offering Circular or the Letter of Transmittal and Consent

THE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 20, 2008, UNLESS THE EXCHANGE OFFER AND CONSENT SOLICITATION IS EXTENDED.

The Exchange Agent for the Exchange Offer and Consent Solicitation is:

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane Concourse Level New York, NY 10038

For facsimile delivery: (718) 234-5001

For assistance call (877) 248-6417 or (718) 921-8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION HEREOF VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Do not send certificates evidencing Preferred Stock with this form. Actual surrender of shares of Preferred Stock must be made pursuant to, and be accompanied by, a properly completed and validly executed Letter of Transmittal and Consent and any other required documents.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal and Consent is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal and Consent.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offering Circular and the related Letter of Transmittal and Consent, receipt of which is hereby acknowledged,              shares of the series of Preferred Stock, pursuant to the guaranteed delivery procedure set forth in the Offering Circular under “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting—Guaranteed Delivery Procedures.” By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder set forth in the Letter of Transmittal and Consent.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, successors, assigns, trustees in bankruptcy or other legal representative of the undersigned.

Series of Preferred Stock covered by this Notice of Guaranteed Delivery:

Certificate Numbers (if available)

Names(s) (Please Print)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number	Address(es) (Include Zip Code)

Area Code and Telephone Number

This Notice of Guaranteed Delivery must be signed by the Holder(s) of the shares of Preferred Stock being tendered exactly as his, her, its or their name(s) appear(s) on certificate(s) for such shares of Preferred Stock or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of the shares of Preferred Stock or by person(s) authorized to become Holder(s) by endorsements on certificates for such shares of Preferred Stock or by stock powers transmitted with this Notice of Guaranteed Delivery. Endorsements on shares of Preferred Stock and signatures on stock powers by Holders(s) not executing this Notice of Guaranteed Delivery must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company and the Exchange Agent of such person’s authority to so act.

Signature(s) of Holders

Dated:

Name(s)

Capacity (full title)

Address

Area Code and Telephone No.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program or an “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees that, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal and Consent (or manually signed facsimile thereof), the shares of Preferred Stock, in proper form for transfer, or a book-entry confirmation of transfer of such shares of Preferred Stock into the Exchange Agent’s account at The Depository Trust Company, including the Agent’s Message instead of a Letter of Transmittal and Consent, as the case may be, with any required signature guarantees and any other documents required by the Letter of Transmittal and Consent, will be deposited by the undersigned with the Exchange Agent.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND CONSENT AND THE SHARES OF PREFERRED STOCK TENDERED HEREBY, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE INSTEAD OF A LETTER OF TRANSMITTAL AND CONSENT, TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:                      , 200  .

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